UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                         CROWN CORK & SEAL COMPANY, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                         Crown Cork & Seal Company, Inc.
                                  One Crown Way
                        Philadelphia, Pennsylvania 19154
                   ------------------------------------------




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      2002
                   ------------------------------------------




      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CROWN CORK & SEAL COMPANY, INC. (the "Company") will be held at the Company's Plastic Beverage Closures Center located at 4915 Norman Road, Sandston, Virginia on the 25th day of April 2002 at 9:30 a.m. to elect Directors and to transact such other business that may properly come before the Meeting.

      The stock transfer books of the Company will not be closed prior to the Meeting. Only Shareholders of Common Stock of record as of the close of business on March 12, 2002 will be entitled to vote.




                                             By Order of the Board of Directors

                                                    WILLIAM T. GALLAGHER
                                                Vice President, Secretary &
                                                      General Counsel


Philadelphia, Pennsylvania 19154
March 22, 2002



            WE CORDIALLY INVITE YOU AND HOPE THAT YOU WILL ATTEND THE
              MEETING IN PERSON, BUT, IF YOU ARE UNABLE TO ATTEND,
             THE BOARD OF DIRECTORS REQUESTS THAT YOU SIGN THE PROXY
             AND RETURN IT, WITHOUT DELAY, IN THE ENCLOSED ENVELOPE.

                         Crown Cork & Seal Company, Inc.
                                  One Crown Way
                        Philadelphia, Pennsylvania 19154
                   ------------------------------------------

                    PROXY STATEMENT - MEETING, April 25, 2002

To All Shareholders:

      The accompanying Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on April 25, 2002, and, if properly executed, shares represented thereby will be voted by the named Proxies at such Meeting. The cost of soliciting proxies will be borne by the Company. The Company has engaged D.F. King & Co., Inc. ("King") to assist in the solicitation of proxies for a fee of $7,500 plus reimbursement for out-of-pocket expenses and certain additional fees for services rendered by King in connection with such solicitation. Certain Officers and employees of the Company may also solicit proxies by mail, telephone, facsimile or in person without any extra compensation. Any Shareholder giving a Proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated Proxy, or by voting in person at the Meeting.

      The persons named as Proxies were selected by the Board of Directors of the Company, and all are Officers of the Company.

      The Annual Report for the year ended December 31, 2001, containing audited financial statements, is being mailed to Shareholders contemporaneously with this Proxy Statement, i.e., on or about March 22, 2002.

      On March 1, 2002, there were 125,668,465 outstanding shares of Common Stock, par value $5.00 per share ("Common Stock").

      Shareholders of Common Stock of record as of March 12, 2002 are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The presence, in person or by proxy, of Shareholders entitled to cast a majority of votes will be necessary to constitute a quorum for the transaction of business. Proxies solicited herein will be voted, and if the person solicited specifies by means of the ballot provided in the Proxy a choice with respect to matters to be acted upon, the shares will be voted in accordance with such specification. Votes withheld from Director nominees, abstentions and broker non-votes will be counted in determining the presence of a quorum. Under Pennsylvania law and the Company's By-Laws, votes withheld from Director nominees, abstentions and broker non-votes are not considered to be "votes" and, therefore, will not be given effect either as affirmative or negative votes. Directors are elected by plurality vote. Other matters are determined by a majority of the votes cast.

      Other than as listed below, the Company has, to its knowledge, no other beneficial owner of more than 5 percent of the Common Stock outstanding as of March 1, 2002.

                 Security Ownership of Certain Beneficial Owners
              Amount and Percentage of Common Stock of the Company
                 Owned Beneficially, Directly or Indirectly (1)
                   ------------------------------------------

                                                                   Common
Name and Address of Beneficial Owner                               Shares                              %
-----------------------------------------------------------------------------------------------------------
AXA Financial, Inc. and certain of its affiliates(2)             10,260,494                          8.16%

                   ------------------------------------------

(1) Based on information filed with the Securities and Exchange Commission. Percentages are derived using the outstanding shares of Common Stock as of March 1, 2002. The list above does not include certain Executive Officers of the Company who may be deemed to beneficially own shares of Common Stock held in the Company's Master Retirement Trust. See "Election of Directors" below on pages 4 and 5.

(2) AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, all located at 370, rue Saint Honore, 75001 Paris, France, and AXA Courtage Assurance Mutuelle, located at 26, rue Louis le Grand, 75002 Paris, France, as a group act as parent holding company of AXA, located at 25, avenue Matignon, 75008 Paris, France. AXA is the parent holding company of AXA Financial, Inc., located at 1290 Avenue of the Americas, New York, NY 10104, which in turn is the parent holding company of Alliance Capital Management L.P., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The parent holding companies named above report that they may be deemed to be the beneficial owners of the 10,260,494 shares of Common Stock for which Alliance Capital Management L.P. has sole dispositive power, including 5,984,242 shares of Common Stock for which Alliance Capital Management L.P. has sole voting power and 499,425 shares of Common Stock for which Alliance Capital Management L.P. has shared voting power.

                              ELECTION OF DIRECTORS

      The persons named in the Proxy shall vote the shares for the nominees listed below, all of whom are now Directors of the Company, to serve as Directors for the ensuing year or until their successors shall be elected. None of the persons named as a nominee for Director has indicated that he or she will be unable or will decline to serve. In the event that any of the nominees are unable or decline to serve, which the Nominating Committee of the Board of Directors does not believe will happen, the persons named in the Proxy will vote for the remaining nominees and others who may be selected by the Nominating Committee.

      The By-Laws of the Company provide for a variable number of Directors from 10 to 18. The Board of Directors has currently fixed the number of Directors at
11. It is intended that the Proxies will be voted for the election of the 11 nominees named below as Directors, and no more than 11 will be nominated. None of the nominees, during the last five years, was involved as a defendant in any legal proceedings that could adversely affect his or her capacity to serve as a member of the Board of Directors. The principal occupations stated below are the occupations which the nominees have had during the last five years.

      The Board of Directors recommends that Shareholders vote FOR election of each of the nominees named below. The names of the nominees and information concerning them and their associations as of March 1, 2002, as furnished by the nominees, follow:

                                                                        Year          Amount and Percentage of
                                                                      Became       Securities of the Company Owned
      Name                Age         Principal Occupation           Director   Beneficially, Directly or Indirectly
-------------------------------------------------------------------------------------------------------------------------
                                                                                       Common
                                                                                       Shares           %
Jenne K. Britell          59  Chairman and Chief Executive Officer     2000            40,557         0.032%
(b), (e)                      of Structured Ventures; former
                              Executive Officer of GE Capital;
                              also a Director of Lincoln National
                              Corporation, Aames Financial
                              Corporation, Viant Corporation,
                              Circles and U.S.-Russia Investment
                              Fund

John W. Conway            56  Chairman of the Board, President and     1997         6,542,637         5.206%
(a), (e), (1), (2)            Chief Executive Officer; also a
                              Director of West Pharmaceutical
                              Services and PPL Corporation

Arnold W. Donald          47  Chairman and Chief Executive Officer of  1999            39,364         0.031%
(c)                           Merisant Company; former Senior Vice
                              President of Monsanto Company; also
                              a Director of Oil-Dri Corporation
                              of America, Belden, Carnival
                              Corporation, The Scotts Company and
                              GenAmerica Insurance Company

Marie L. Garibaldi        67  Former Associate Justice of the Supreme  2000            21,364         0.017%
(b)                           Court of New Jersey



                                        4



                                                                        Year          Amount and Percentage of
                                                                      Became       Securities of the Company Owned
      Name                Age         Principal Occupation           Director   Beneficially, Directly or Indirectly
-------------------------------------------------------------------------------------------------------------------------
                                                                                    Common
                                                                                    Shares               %

Hans J. Loliger           59  Vice Chairman of Winter Group; former    2001         18,838            0.015%
(c), (d)                      President and Chief Executive Officer
                              of SPICA Group; also a Director of
                              AMTICO International, Fritz Meyer
                              Holding, Cronat Holding and List
                              Holding

John B. Neff              70  Former Portfolio Manager of Wellington   1999        164,364            0.131%
(b), (d), (e)                 Management Company; also a Director of
                              Greenwich Associates, Amkor
                              Technology and Ani-Motion; also on
                              the Executive Board of Invemed
                              Catalyst Fund

James L. Pate             66  Chairman of Pennzoil-Quaker State        1999         30,764            0.024%
(c)                           Company; also a Director of
                              Bowater Incorporated

Thomas A. Ralph           61  Partner, Dechert                         1998         20,064            0.016%
(b)

Hugues du Rouret          63  Chairman and Chief Executive Officer     2001          8,341            0.007%
                              of Beaulieu Patrimoine; former
                              Chairman and Managing Director of
                              Shell France; also a Director of
                              Gras Savoye, Heylo and Banque
                              Saint-Olive

Alan W. Rutherford        58  Vice Chairman of the Board, Executive    1991      6,406,759            5.098%
(a), (e), (2), (3)            Vice President and Chief Financial
                              Officer

Harold A. Sorgenti        67  Managing Partner of Sorgenti             1990         35,114            0.028%
(a), (c), (d), (e)            Investment Partners; Chairman and
                              CEO of SpecChem International
                              Holdings; also a Director of
                              Provident Mutual Life Insurance
                              Company


                                      -------------------------------------------------------
(a)  Member of the Executive Committee                            (d)  Member of the Nominating Committee
(b)  Member of the Audit Committee                                (e)  Member of the Strategic Committee
(c)  Member of the Executive Compensation Committee
                                      -------------------------------------------------------

(1) Includes 726,250 shares of Common Stock subject to presently exercisable options held by Mr. Conway.

(2) Includes 5,740,815 shares of Common Stock held in the Crown Cork & Seal Company, Inc. Master Retirement Trust on behalf of various Company pension plans (the "Trust Shares"). Under the Master Retirement Trust, the Benefits Plan Investment Committee (the "Investment Committee") has sole voting and dispositive power with respect to the Trust Shares. As members of the Investment Committee, Mr. Conway and Mr. Rutherford may be deemed to beneficially own the Trust Shares.

(3) Includes 586,500 shares of Common Stock subject to presently exercisable options held by Mr. Rutherford.

      As of March 1, 2002, all Directors and Executive Officers of the Company as a group of 16, including the above, are beneficial owners of 8,070,253 shares of Common Stock (including 5,740,815 shares of Common Stock which may be deemed to be beneficially owned by certain Directors and Executive Officers by virtue of their membership on the Investment Committee of the Company Master Retirement Trust and 1,764,876 shares of Common Stock subject to presently exercisable options held by certain Directors and Executive Officers), constituting 6.42% of the outstanding Common Stock.

      The Directors and Executive Officers of the Company have sole voting and investment power in respect to the securities of the Company listed in the table above, except as to the shares held in the aforementioned trust, with respect to which the trustees have shared voting and investment power, and except as otherwise noted.

      The Company and its subsidiaries utilized the services of Dechert during 2001. Thomas A. Ralph, a Director of the Company, is a partner in that law firm.



                          BOARD MEETINGS AND COMMITTEES

      In 2001, there were six meetings of the Board of Directors. Each incumbent Director of the Company attended at least 75% of the aggregate meetings held by the Board of Directors and by the Committees on which he or she served.

      Directors who are not employees of the Company are paid $77,000 annually as base Director's fees (of which $50,000 is paid in Company Common Stock valued at market price when paid) and $1,000 per meeting attended. In addition, a non-employee Director who is Chairperson of a Committee is paid $10,000 annually, while non-employee Director Committee members are paid $7,000 annually, with an attendance fee of $1,000 per meeting. In addition, each non-employee Director first elected to the Board of Directors on or before April 26, 2001 has been granted 3,000 shares of Company Common Stock subject to certain restrictions which lapse as to one-fifth of such shares each year over a five-year period. The Company discontinued the Pension Plan for Outside
Directors as to future Directors elected after July 24, 1997. Non-employee Directors first elected to the Board of Directors on or before July 24, 1997 continue to participate in the Company's Pension Plan for Outside Directors which provides monthly retirement benefits equal to 1/12 of the sum of (x) 50% of the base annual Director's fees paid to non-employee Directors and (y) 10% of the base annual Director's fees for each full year of service in excess of five, up to an annual maximum benefit of 100% of the base annual Director's fee. Non-employee Directors may also participate in the Company's Deferred Compensation Plan for Directors which permits Directors to defer receipt of all, or any part, of their Director's fees, which deferred fees accrue interest at a rate equal to the current interest rate on the Company's commercial paper.

      In 2001, the Audit Committee had seven meetings. The Audit Committee provides assistance to the Board of Directors in discharging its responsibilities in connection with the oversight of the financial accounting practices of the Company and the internal controls related thereto and represents the Board of Directors in connection with the services rendered by the Company's independent accountants. The Board of Directors has determined in its business judgment that the Directors who serve on the Audit Committee are all "Independent" as defined in the listing standards of the New York Stock Exchange. The Board of Directors has adopted a written Audit Committee Charter.

      The Audit Committee reviewed the fees of PricewaterhouseCooper LLP, the Company's independent accountants, for the fiscal year ended December 31, 2001. These fees were as follows. (1) Audit Fees: The aggregate fees paid by the Company for the annual audit of the Company's consolidated financial statements were $2,100,000. (2) Financial Information Systems Design and Implementation
Fees: The aggregate fees paid by the Company for information technology services relating to financial information systems design and implementation were $0. (3) All Other Fees: The aggregate fees paid by the Company for all other services were $4,390,000 which represents fees of $1,900,000 for worldwide statutory audits, $1,300,000 for divestiture audits, $745,000 for tax compliance and planning, $200,000 for benefit plan audits and $245,000 for other services. The Audit Committee has considered whether the non-audit fees paid to PricewaterhouseCoopers LLP are compatible with maintaining their independence as accountants.

      In 2001, the Executive Compensation Committee met four times. The Executive Compensation Committee is responsible for the review of the executive compensation program.

      There  were  three  meetings  of the  Nominating  Committee  in 2001.  The
Nominating Committee is responsible for recruiting and recommending for membership on the Board of Directors candidates to fill vacancies that may occur. In recommending candidates to the Board of Directors, the Nominating Committee seeks persons of proven judgment and experience. Shareholders who wish to suggest qualified candidates may write, via Certified Mail-Return Receipt Requested, to the Office of the Secretary, Crown Cork & Seal Company, Inc., One Crown Way, Philadelphia, PA 19154, stating in detail the qualifications of the persons they recommend. Shareholders must include a letter from each nominee affirming that he or she will agree to serve as a director of the Company if elected by Shareholders. However, through its own resources, the Committee expects to be able to identify an ample number of qualified candidates. See "Proposals of Shareholders" for information on bringing nominations for the Board of Directors at the 2003 Annual Meeting.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's five Executive Officers who were the highest paid during 2001 and the Company's former Chairman of the Board and Chief Executive Officer:

                                                            Summary Compensation Table

                                                  Annual Compensation                    Long Term Compensation
                                     ------------------------------------------------    ----------------------
                                                                                         Shares of
                                                                         Other          Common Stock  Restricted
    Name & Principal                                                    Annual           Underlying      Stock     All Other
        Position                     Year    Salary        Bonus   Compensation(1)(2)     Options       Awards   Compensation(3)
                                               ($)          ($)           ($)               (#)           (#)         ($)
------------------------------       -------------------------------------------------------------------------------------------
John W. Conway                       2001    737,500      590,000          --             690,000          --         2,550
- Chairman of the Board,             2000    600,000         --            --             229,500       20,000(5)     2,550
  President and                      1999    525,000      254,000(4)       --             149,000          --         2,400
  Chief Executive Officer

Alan W. Rutherford                   2001    455,000      273,000          --             540,000          --         2,550
- Vice Chairman of the Board,        2000    455,000         --            --             139,000       20,000(5)     2,550
  Executive Vice President and       1999    420,000      198,300(4)       --             100,000          --         2,400
  Chief Financial Officer

Frank J. Mechura                     2001    325,000      122,996          --             120,000          --         2,550
- Executive Vice President           2000    257,500       16,097          --                --            --         2,550
  and President - Americas           1999    250,000       34,197          --              12,500          --         2,400
  Division

William R. Apted                     2001    325,000      130,000      118,726            120,000          --          --
- Executive Vice President           2000    248,000         --         81,100             35,188          --          --
  and President - European           1999    158,000       41,965          --              23,188          --          --
  Division

William H. Voss                      2001    275,000      110,000      201,178            100,000          --         2,550
- Executive Vice President           2000    275,000         --        218,100               --            --         2,550
  and President - Asia-Pacific       1999    243,000      105,952      234,000            111,500          --         2,400
  Division

William J. Avery(6)                  2001    163,600         --            --             250,000          --     3,733,615
- Former Chairman of the Board       2000    981,600         --            --             469,000      20,000(5)      2,550
  and Chief Executive Officer        1999    927,000      598,000(4)       --             353,000          --         2,400

                                      -------------------------------------------------------

(1) The amount of perquisite and other personal benefits for Messrs. Conway, Rutherford, Mechura and Avery did not exceed the lesser of $50,000 or 10% of the total of annual salary plus bonus.

(2) Nearly all of the amounts listed for Messrs. Apted and Voss were paid in respect of their overseas service in Paris and Singapore, respectively, including overseas housing expense allowances to Mr. Apted of $51,087 in 2001 and $38,100 in 2000 and to Mr. Voss of $81,275 in 2001, $72,500 in
     2000 and $73,700 in 1999 and also including U.S. tax equalization payments by the Company for Mr. Apted of $33,500 for 2001 and $19,808 for 2000 and for Mr. Voss of $38,204 for 2001, $65,900 for 2000 and $59,100 for 1999.

(3) The amounts shown in this column represent amounts contributed to the 401(k) Retirement Savings Plan by the Company, except with respect to Mr. Avery, where the amount for 2001 includes the $2,550 contributed by the Company to the 401(k) Plan and the $3,731,065 in compensation received by Mr. Avery in connection with his retirement and consulting agreements described below on page 10. The amount for Mr. Avery does not include payments received pursuant to the Company's Senior Executive Retirement Plan described below on page 13.

(4) Messrs. Conway, Rutherford and Avery received approximately half of the bonus earned in 1999 in restricted Company Common Stock valued at the market price when received. These shares vested in 2001.

(5) Each of Messrs. Conway, Rutherford and Avery received grants of 20,000 shares of restricted Company Common Stock, each award having a grant date value of $231,200. These shares vested in 2001.

(6) Mr. Avery retired as the Company's Chief Executive Officer on January 5, 2001 and as a Director and Chairman of the Board on February 22, 2001.

      Effective January 3, 2000, the Company entered into employment agreements with William J. Avery (who retired in 2001), John W. Conway and Alan W. Rutherford (the "Executives") which provided for them to serve in their positions at their annual base salaries in effect in 2000. In each case, the base salary is reviewed and may be increased in accordance with the Company's regular compensation review policy. The agreements are for a continuous five-year period with automatic one-year extensions each year and will terminate at age 65. Each of the Executives shall have the opportunity to receive an annual bonus under the Company's Management Incentive Plan and awards under the Company's Stock-Based Incentive Compensation Plans commensurate with each Executive's position with the Company. The agreements also entitle each of the Executives to participate in the Company's qualified retirement plans, Senior Executive Retirement Plan and other employee benefit plans and programs in accordance with the terms of those plans and programs.

      Each of the Executives agreed that, during his employment and for two years thereafter, he shall not compete with the Company or solicit Company employees to terminate employment with the Company. The Company may waive the Executive's non-competition restriction if the Executive gives up his right to certain payments payable upon the termination of his employment under the employment agreement.

      Under the agreements, if an Executive's employment is terminated because of death or disability, the Company shall pay the Executive (or his estate, if applicable), his base salary through the date of termination, continued base salary through the calendar year in which the termination occurs, and any vested retirement, incentive or other benefits. If an Executive's employment terminates because of his retirement, the Company shall pay to the Executive his base salary through his date of retirement and any vested retirement, incentive or other benefits. If an Executive's employment with the Company is terminated for "Cause" (as defined in the employment agreements), the Company shall pay to the Executive only the base salary owed through his date of termination and his vested retirement, incentive or other benefits. If an Executive's employment is terminated by the Company without Cause or by the Executive for "Good Reason" prior to a "Change in Control" (as defined in the employment agreements), in addition to the Executive's base salary through the date of termination, the Company shall pay to the Executive a lump sum payment equal to the sum of (i) his expected annual bonus payment, (ii) any previously earned bonus payment and
(iii) an amount equal to three times the sum of the Executive's base salary and his average bonus over the prior three years. The Company shall also pay to the Executive any vested retirement, incentive or other benefits and shall continue to provide the Executive with health benefits. If an Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason during the one year period following a Change in Control, the Executive will be entitled to the same payments and benefits described in the two preceding sentences, and all stock options granted to such Executive by the Company will become fully vested and immediately exercisable. If any Executive voluntarily terminates his employment without Good Reason, the Company shall pay to the Executive his base salary through his date of termination, a pro-rated annual bonus for the year of termination, and any vested retirement, incentive or other benefits.

      To the extent any of the Executives would be subject to the excise tax under Section 4999 of the Internal Revenue Code on the amounts or benefits to be received from the Company and required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Internal Revenue Code, the Company will pay to the Executive an additional amount so that the Executive will receive the full amount owed to him under his employment agreement, without regard to the excise tax or any other taxes imposed on the additional payment.

      Mr. Avery retired as Chief Executive Officer of the Company on January 5, 2001 and as a Director and Chairman of the Board on February 22, 2001. Under a retirement agreement dated January 4, 2001 between him and the Company, he has received a lump sum payment of $3,487,064; a grant of non-qualified options with a term of five years to purchase 250,000 shares of Common Stock at a price of $7.44 per share, the fair market value when granted; the accelerated vesting of previously-granted non-qualified options to purchase 234,500 shares of Common Stock which would otherwise have vested in January 2002 if Mr. Avery were then still a Company employee; and the right to receive an additional $1,555,500 if there is a change in control (as defined in the retirement agreement) of the Company prior to July 1, 2002. In the retirement agreement Mr. Avery agreed that for three years he will not compete with the Company or solicit Company employees to terminate employment with the Company. In addition, Mr. Avery entered into a two-year contract requiring him to consult with the Company as needed (for up to 35 hours per month) under which he was paid $217,842 in 2001 and had the use, valued at $26,159 for the year, of a Company-owned automobile; under this contract he will receive the same compensation in 2002.

      On September 29, 1998, Messrs. Conway, Rutherford and Avery borrowed money from the Company and used this money to purchase shares of Common Stock from the Company. The loan amounts were $742,000 for Mr. Conway, $795,000 for Mr. Rutherford and $2,650,000 for Mr. Avery. All of these loans were to be repaid by September 29, 2006 and accrued interest at the prime rate less 1%. Messrs. Avery, Rutherford and Conway repaid in full the balances outstanding on their respective loan amounts on July 26, 2001, October 31, 2001 and December 17, 2001, respectively.

      On June 19, 1997, Frank J. Mechura borrowed $50,000 from the Company in connection with his relocation by the Company from Canada to the United States. The loan is payable on demand and accrues interest at the prime rate. Principal and accrued interest totaled $69,045 as of March 1, 2002.

                        Option Grants In Last Fiscal Year

      The Company's 1997 Stock-Based Incentive Compensation Plan and 2001 Stock-Based Incentive Compensation Plan are administered by the Executive Compensation Committee appointed by the Board of Directors. The following table provides information related to Stock Options granted under these plans in the last fiscal year to the six Named Executive Officers.

                       Number of            % of Total
                Securities Underlying      Option Shares
                    Options Granted    Granted to Employees   Exercise Price     Expiration       Grant Date
                        (A) (B)           in Fiscal Year       Per Share (C)        Date         Present Value (D)
                ---------------------  --------------------   --------------     ----------      -----------------
John W. Conway          230,000                  3.89%            $7.44            01/04/11        $1,269,577
                        460,000                  7.79%             4.25            05/04/11         1,148,574
Alan W. Rutherford      180,000                  3.05%             7.44            01/04/11           993,582
                        360,000                  6.09%             4.25            05/04/11           898,884
Frank J. Mechura         40,000                  0.68%             7.44            01/04/11           220,796
                         80,000                  1.35%             4.25            05/04/11           199,752
William R. Apted         70,000                  1.18%             7.44            01/04/11           386,393
                         50,000                  0.85%             4.25            05/04/11           124,845
William H. Voss          50,000                  0.85%             7.44            01/04/11           275,995
                         50,000                  0.85%             4.25            05/04/11           124,845
William J. Avery        250,000                  4.23%             7.44            01/04/06         1,297,350
                                      -------------------------------------------------------

(A) All options were non-statutory options, have an exercise price equal to the fair market value of the Company Common Stock on the date of grant, vest at a rate of 25% six months after the grant date and 25% per year on the first through third anniversaries of the grant date, and have a term of ten years, except that the options granted to Mr. Avery fully vested upon his retirement as Chairman of the Board and have a term of five years.

(B) The Executive Compensation Committee administering the 1997 Stock-Based Incentive Compensation Plan and the 2001 Stock-Based Incentive Compensation Plan has the discretion, subject to plan limits, to modify terms of outstanding options and to reprice the options.

(C) The exercise price and tax withholding obligation related to exercise shall be paid either in cash or by delivery of already-owned shares valued at fair market value on the date of exercise.

(D) The Grant Date Present Value was determined using the Black-Scholes option pricing model. The following assumptions were used to estimate the Grant Date Present Value: dividend yield of 0%, risk-free interest rate of 4.548%, estimated volatility of Company Common Stock of 58.1% and estimated average expected option term of the shorter of the term of the option or six years. This valuation model was not adjusted for risk of forfeiture. It is important to note that options will have value to the six Named Executive Officers and other recipients only if the stock price advances beyond the grant date exercise price shown in the table during the effective option period.

               Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

                                                                                           Value of Unexercised
                                                              Number of Securities         In-The-Money Options
                          Number of          Value           Underlying Unexercised          at 12/31/01 (2)
                       Shares Acquired     Realized (1)       Options at 12/31/01        Exercisable/Unexercisable
                        Upon Exercise         ($)           Exercisable/Unexercisable              ($)
                       ---------------     ------------     -------------------------    -------------------------
John W. Conway           1990 Plan 0            0             10,000 /       0                    0/0
                         1994 Plan 0            0             87,000 /       0                    0/0
                         1997 Plan 0            0            290,250 / 376,250                    0/0
                         2001 Plan 0            0            115,000 / 345,000                    0/0

Alan W. Rutherford       1990 Plan 0            0             38,500 /       0                    0/0
                         1994 Plan 0            0            110,000 /       0                    0/0
                         1997 Plan 0            0            197,500 / 265,500                    0/0
                         2001 Plan 0            0             90,000 / 270,000                    0/0

Frank J. Mechura         1990 Plan 0            0             10,000 /  10,000                    0/0
                         1994 Plan 0            0             24,000 /       0                    0/0
                         1997 Plan 0            0             16,250 /  36,475                    0/0
                         2001 Plan 0            0             20,000 /  60,000                    0/0

William R. Apted         1990 Plan 0            0              7,500 /   7,500                    0/0
                         1994 Plan 0            0              7,688 /       0                    0/0
                         1997 Plan 0            0             30,250 /  83,126                    0/0
                         2001 Plan 0            0             12,500 /  37,500                    0/0

William H. Voss          1990 Plan 0            0             38,750 /  35,750                    0/0
                         1994 Plan 0            0             41,000 /       0                    0/0
                         1997 Plan 0            0             53,500 /  64,500                    0/0
                         2001 Plan 0            0             12,500 /  37,500                    0/0

William J. Avery         1990 Plan 0            0            476,300 /       0                    0/0
                         1994 Plan 0            0            483,500 /       0                    0/0
                         1997 Plan 0            0            775,500 /       0                    0/0

                                      -------------------------------------------------------

(1) Value Realized is the difference between the price of the Company Common Stock on the date exercised and the option exercise price.

(2) Value of the Unexercised Options is the difference between the closing market price on December 31, 2001 of the Company Common Stock and the option exercise price.

                               Retirement Program

      The Company maintains a Salaried Pension Plan ("Pension Plan") for certain salaried and non-union hourly employees in the United States meeting minimum eligibility requirements in which five Named Executive Officers (Messrs. Conway, Rutherford, Mechura, Voss and Avery) participate. The Pension Plan is designed and administered to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Pension Plan provides normal retirement benefits at age 65 based on the average of the five highest consecutive years of earnings in the last ten years. These average earnings are multiplied by 1.25%. This result is then multiplied by years of service, which yields the annual Company-funded pension benefit. Under federal law for 2002, benefits from a qualified retirement plan are limited to $160,000 per year and may be based only on the first $200,000 of an employee's annual earnings.

      For illustration purposes, the following table shows estimated maximum annual Company-funded retirement benefits payable from the Pension Plan to employees who retire at age 65, assuming the employees receive their benefit as a single life annuity, without survivor benefits:

     Final                                               Years of Service
    Average
    Earnings             25                  30                 35                  40                  45
--------------------------------------------------------------------------------------------------------------
  $ 50,000             $15,625            $18,750             $21,875             $ 25,000          $ 28,125
   100,000              31,250             37,500              43,750               50,000            56,250
   150,000              46,875             56,250              65,625               75,000            84,375
   200,000              62,500             75,000              87,500              100,000           112,500
    and above

      The Company also maintains the Senior Executive Retirement Plan ("SERP") in which thirteen key executives (five of whom are now retired), including the five above-Named Executive Officers, participate. In general, the annual benefit for executives eligible to participate in the SERP is based upon a formula equal to (i) 2.25% of the average of the five highest consecutive years of earnings times years of service up to twenty years plus (ii) 1.67% of such earnings for the next fifteen years plus (iii) 1% of such earnings for years of service beyond thirty-five less (iv) Social Security old-age benefits and the Company-funded portion of the executive's Pension Plan benefits and 401(k) Retirement Savings Plan benefits. Based upon the above, the annual benefit, estimated as of December 31, 2001, under the SERP at retirement at age 65, assuming annual salary increases of 5%, would be $1,131,442 for Mr. Conway, $552,674 for Mr. Rutherford, $233,238 for Mr. Mechura and $202,798 for Mr. Voss. Based upon the above, Mr. Avery was entitled at his retirement to an annual benefit of $958,568.

      Participants in the SERP may elect to take all or part of their annual retirement benefit in a lump sum at retirement, the amount of which is determined by present valuing the actuarially determined future annual payments. Mr. Avery elected to take his benefit in such a lump sum. The SERP also provides a lump-sum death benefit of five times the annual retirement benefit and subsidized survivor benefits.

      SERP participants vest in their benefits at the earliest of five years of participation, specified retirement dates, total disability or employment termination (other than for cause) after a change in control of the Company. A "change in control" under the SERP occurs if: 1) a person (other than a Company employee benefit plan) becomes the beneficial owner of 25% or more of the voting power of the Company; 2) there is a change in the identity of a majority of Directors of the Company over any two year period; or 3) the Shareholders approve certain mergers or consolidations, a sale of substantially all of the Company's assets or a complete liquidation of the Company.

      Years of service credited under the Pension Plan and the SERP for the above-Named Executive Officers are: Mr. Conway - 27 years, Mr. Rutherford - 28 years, Mr. Mechura - 34 years, Mr. Voss - 32 years and Mr. Avery - 42 years.

      Employees outside of the United States are generally covered by statutory pension arrangements specific to each country, and in some countries supplemental pension plans are maintained. Mr. Apted will be entitled to a pension of $185,000 per year assuming he retires at age 65 and assuming present rates of return on investments and annual salary increases of 5%.

                          COMPARATIVE STOCK PERFORMANCE
                    Comparison of Cumulative Total Return (a)
 Crown Cork & Seal, S&P 500 Index, Dow Jones "Containers & Packaging" Index (b)

Five Year Comparison
   (The Performance Graph appears here. See the table below for plot points.)

                                                 Fiscal  Year  Ended  December  31,
                                             1996   1997    1998   1999   2000    2001
Crown Cork & Seal                            100     94      59      45     17       6
S&P 500 Index                                100    133     171     208    189     166
Dow Jones "Containers & Packaging" Index     100    118     106     101     66      83

Ten Year Comparison
   (The Performance Graph appears here. See the table below for plot points.)

                                                                     Fiscal  Year  Ended  December  31,
                                             1991    1992   1993    1994    1995   1996    1997    1998    1999   2000   2001
Crown Cork & Seal                            100     133    140      126     140   186      174    110      83      31     10
S&P 500 Index                                100     108    118      120     165   203      271    348     421     383    338
Dow Jones "Containers & Packaging" Index     100     111    108      112     123   154      182    163     156     101    127


(a) Assumes, for the five and ten year graphs, that the value of the investment in Crown Cork & Seal Common Stock and each index was $100 on December 31, 1996 and December 31, 1991, respectively, and that all dividends were reinvested.

(b) Industry index is weighted by market capitalization and is comprised of Crown Cork & Seal, Aptargroup, Ball, Bemis, Chesapeake, Owens-Illinois, Pactiv, Sealed Air, Smurfit-Stone Container, Sonoco Products and Temple-Inland.

        EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Executive Compensation Committee of the Board of Directors is composed entirely of independent directors and is responsible for establishing and administering the executive compensation program at Crown Cork & Seal Company, Inc. We submit this report to Shareholders describing both the principles under which the program is administered and the decisions that directly impacted the Chief Executive Officer during 2001.

Principles

      Our guiding principle is to provide a program that enables the Company to retain and motivate a team of high quality executives who will create long-term value for the Shareholders. We do this by:

     o developing an ownership-oriented program that rewards for long-term improvement in total Shareholder return;

     o integrating all facets of the executive compensation program with the Company's short and long-term objectives and strategies;

     o regularly commissioning studies of competitive pay practices within the container industry and other manufacturing companies to ensure pay opportunities are generally within competitive norms; and

     o working with independent management consultants to monitor the effectiveness of the entire program.

      In order to improve the Company's performance and shareholder value, we must continue to motivate existing management as well as attract and retain experienced managers at all levels in the Company. We believe our program is closely aligned with sustained improvement in Company performance and increased Shareholder value in all economic conditions. The specific components of the program are described below.

      Base Salaries - In order to attract and retain high quality executives, we endeavor to maintain senior executive salaries within the competitive market rates as defined by the container and manufacturing industries. The competitive market includes, but is not limited to, companies of Crown's size in the container, non-durable manufacturing and general industry segments.

      Annual Incentive Bonus Awards - The Management Incentive Plan calls for the achievement of the Company's net income and other targets, as well as specific financial operating goals, before incentive awards are earned by Plan participants. These goals stem directly from the Company's strategic and operating plans. In 2001, the Plan called for the Company to achieve substantially improved free cash flow to reduce debt levels in the Company as well as specified operating targets.

      Long Term Incentives - The Committee believes that stock options, and other stock-based incentives, are an important link between the executive and Shareholder interests, and it is for that reason that grants have always been a part of the executive compensation program. The program administered by the Committee offers annual grants that vary in size based on the Company's and the executive's performance. As part of its ongoing review of the competitiveness and effectiveness of the Company's executive compensation programs, the
Committee annually evaluates the components of the compensation system as well as the desired mix of compensation among these components. The Committee believes that a substantial portion of the compensation paid to the Company's executives should be at risk contingent on the Company's operating and market performance. Consistent with this philosophy, the Committee will continue to place significant emphasis on stock-based compensation and performance measures, in an effort to more closely align compensation with Shareholder interests and to increase executives' focus on the Company's long-term performance. To that end the 2001 Stock-Based Incentive Compensation Plan recommended by the Executive Compensation Committee was approved by the Board of Directors and received Shareholder approval in 2001.

      In summary, the Committee believes that its role in administering the executive compensation program is critical to the objective of driving performances to the ultimate benefit of the Shareholders. Base salaries need to be within competitive norms so that executives will be attracted, retained and motivated to fulfill their roles and responsibilities over the long-term. Annual incentive bonus awards deliver the message that competitive pay is received only when earnings and other strategic goals are achieved. In addition, benefits realized from long term incentives, in the form of annual stock option grants, require continuous improvement in value created for the Shareholder.



Specific Decisions Impacting Compensation for the Present and Former Chairmen and Chief Executive Officers

      Mr. Conway assumed the position of CEO in January 2001 and was elected Chairman of the Board in February 2001. Based on the policies and practices described above, Mr. Conway's base salary was increased to $765,000 on March 1, 2001, a bonus of $590,000 was earned in 2001 as a part of the Management
Incentive Plan, and options to purchase 690,000 shares of Common Stock were granted during the year.

      Mr. Conway was elected Chairman at a very difficult moment in the recent history of the Company. Operating results were declining, and this, along with alleged asbestos liability from a merger in the 1960's, resulted in a serious credit problem for the Company. During 2001 Mr. Conway initiated activities that substantially improved the Company's free cash flow. In 2001 Mr. Conway also initiated activities that have resulted in price increases for a number of the Company's products.

      Section 162(m) of the Internal Revenue Code generally disallows a deduction for annual compensation to a public company's chief executive officer and any of the four other most highly compensated officers in excess of $1,000,000, unless such compensation is "performance based" as defined under
Section 162(m). A portion of Mr. Conway's 2001 compensation exceeded the threshold. Because the Company's costs in realizing tax benefits under Section 162(m) may outweigh those benefits, the Committee intends to maintain flexibility to pay compensation that is not entirely deductible when sound direction of the Company would make that advisable. All stock options granted in 2001 to Crown executive officers are "performance based."

      Mr. Avery retired as Chief Executive Officer on January 5, 2001 and as Chairman of the Board and a Director on February 22, 2001. In connection with his retirement, the Company entered into a retirement agreement with Mr. Avery, the terms of which are described under "Executive Compensation" in this Proxy Statement. The terms of the retirement agreement were recommended by the Committee to the Company's Board of Directors, based in part on a review of those terms by independent employee benefit consultants, and approved by the Board of Directors.

      This report is respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors.

                                               Harold A. Sorgenti, Chairman
                                               Arnold W. Donald
                                               Hans J. Loliger
                                               James L. Pate

                             AUDIT COMMITTEE REPORT

      The Audit Committee provides assistance to the Board of Directors by its oversight of the financial accounting practices of the Company and the internal controls related thereto and represents the Board of Directors in connection with the services rendered by the Company's independent accountants.

      In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with the Company's management and its independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion as to whether the financial statements fairly present the financial position, results of operations and cash flows of the Company in accordance with generally accepted accounting principles in the United States. PricewaterhouseCoopers LLP has informed the Committee that they have given such an opinion with respect to the audited financial statements for the fiscal year ended December 31, 2001.

      The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent accountants the accountants' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent accountants as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

      This report is respectfully submitted by the members of the Audit Committee of the Board of Directors.



                                                   John B. Neff, Chairman
                                                   Jenne K. Britell
                                                   Marie L. Garibaldi
                                                   Thomas A. Ralph

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, Officers and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities & Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on the review of the copies of SEC forms received by the Company with respect to fiscal year 2001, or written representations from reporting persons, the Company believes that its Directors and Executive Officers have complied with all applicable filing requirements.



                            PROPOSALS OF SHAREHOLDERS

      In order to be considered for inclusion in the Proxy Statement for the 2003 Annual Meeting of the Company, any Shareholder proposal intended to be presented at the meeting, in addition to meeting the shareholder eligibility and other requirements of the SEC rules governing such proposals, must be received in writing, via Certified Mail - Return Receipt Requested, by the Office of the Secretary, Crown Cork & Seal Company, Inc., One Crown Way, Philadelphia, Pennsylvania 19154 not later than November 22, 2002. In addition, the Company's By-Laws currently provide that a Shareholder of record at the time that notice of the meeting is given and who is entitled to vote at the meeting may bring business before the meeting or nominate a person for election to the Board of Directors if the Shareholder gives timely notice of such business or nomination. To be timely, and subject to certain exceptions, notice in writing to the Secretary must be delivered or mailed, via Certified Mail-Return Receipt Requested, and received at the above address not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. The notice must describe various matters regarding the nominee or proposed business. Any Shareholder desiring a copy of the Company's By-Laws will be furnished one copy without charge upon written request to the Secretary.



                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      The firm of PricewaterhouseCoopers LLP is the independent accountant for the most recently completed fiscal year and has been selected by the Board of Directors to continue in that capacity for the current year. PricewaterhouseCoopers LLP performs annual audits of the Company's financial statements and assists the Company in the preparation of federal tax returns. A representative or representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to questions raised orally at the Meeting or submitted in writing to the Office of the Secretary of the Company before the Meeting.

s                                  OTHER MATTERS

      The Board of Directors knows of no other matter that may be presented for Shareholders' action at the Meeting, but if other matters do properly come before the Meeting, or if any of the persons named above to serve as Directors are unable to serve, it is intended that the persons named in the Proxy or their substitutes will vote on such matters and for other nominees in accordance with their best judgment.

      The Company will file its 2001 Annual Report on Form 10-K with the Securities & Exchange Commission on or before April 1, 2002. A copy of the Report, including the financial statements and schedules thereto and a list describing all the exhibits not contained therein, may be obtained without charge by any Shareholder after April 1, 2002. Requests for copies of the Report should be sent to: Senior Vice President - Finance, Crown Cork & Seal Company, Inc., One Crown Way, Philadelphia, Pennsylvania 19154.


                                    WILLIAM T. GALLAGHER
                                    Vice President, Secretary & General Counsel

                                    Philadelphia, Pennsylvania 19154
                                    March 22, 2002

                        CROWN CORK & SEAL COMPANY, INC.
                     One Crown Way, Philadelphia, PA 19154
                          PROXY FOR ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON APRIL 25, 2002

The undersigned  hereby appoints John W. Conway,  Alan W. Rutherford and William
T. Gallagher as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of stock of Crown Cork & Seal Company, Inc. held of record by the undersigned on March 12, 2002 at the Annual Meeting of Shareholders to be held on April 25, 2002 or any adjournments thereof, for the items shown below and in any other matter that may properly come before the Meeting:

P
R
O
X
Y

1. FOR the election of a Board of eleven Directors:

Jenne K. Britell, John W. Conway, Arnold W. Donald, Marie L. Garibaldi,
Hans J. Loliger, John B. Neff, James L. Pate, Thomas A. Ralph, Hugues du Rouret, Alan W. Rutherford and Harold A. Sorgenti.


(change of address/comments)

------------------------------------------------------------------------

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------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

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(If you have written in the above space,  please mark the  corresponding  box on the reverse side.)

You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                              ------------------
                                                              |SEE REVERSE SIDE|
                                                              ------------------

--------------------------------------------------------------------------------

[LOGO] CROWN CORK & Seal


             The 2002 Annual Meeting of Shareholders will be held on
                  April 25, 2002 at 9:30 a.m. at the Company's
                       Plastic Beverage Closures Center:

                 Crown Cork & Seal Company, Inc.
                 Plastic Beverage Closures Center
                 4915 Norman Road
                 Sandston, VA 23150
                 Main Phone: (804) 222-7272
x        Please mark your
         votes as in this
         example.


------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
This proxy, when properly executed, will be voted in the manner directed herein by the Shareholder. If no direction is made, this proxy will be voted "FOR" Proposal 1.

--------------------------------------------------------------------------------

The Board of Directors recommends a vote for Proposal 1.

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                                                     FOR       WITHHELD
1. Election of Directors (See Reverse Side)          [  ]        [  ]


For, except vote withheld from the following nominee(s):

------------------------------------------------------------------------

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If you receive more than one Annual  Report at the
address  set forth on the  proxy  card and have no              [   ]
need for the extra copy, please check the box at the right. This will not affect the distribution of proxy materials.

MARK HERE FOR ADDRESS
CHANGE AND NOTE ON                                              [   ]
REVERSE SIDE







SIGNATURE(S)

------------------------------------------------------------------------
DATE

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Note: Please sign exactly as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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